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                                                                   Exhibit 2(b)

                                     BY-LAWS
                                       OF
                          FIRST OTTAWA BANCSHARES, INC.


                            AS AMENDED MARCH 8, 2000


ARTICLE I.          NAME

     Section 1. The name of this Corporation is "First Ottawa Bancshares, Inc.", organized under the laws of Delaware.

ARTICLE II.         SEAL

     Section 1.     The seal of this Corporation shall be as follows:

First Ottawa Bancshares, Inc.
Ottawa, Illinois                                            [IMPRESSION OF SEAL]


ARTICLE III         SHAREHOLDERS

     Section 1. ANNUAL MEETING. The annual meeting of the shareholders of the Corporation for the election of a Board of Directors and the transaction of such other business, as in the judgment of the shareholders may be necessary for the welfare of the Corporation, shall be held at the office of the Corporation in the City of Ottawa, Illinois, on the third Wednesday of May in each year at three o'clock p.m. If from any cause an election of directors shall not be made at the time appointed, the Corporation shall cause the election to be held on any subsequent day, thirty days' notice thereof to be given my publication in a newspaper published in Ottawa, Illinois. All elections shall be by ballot and the name and number of shares of each shareholder shall be endorsed on his or her ballot. Voting may be by person or by proxy. Any person representing two or more shareholders by proxy may cast one ballot for all the shares of stock which the said proxy represents, indicating on the ballot which shall be signed by the proxy, the total number of shares of stock so voted. No proxy shall be valid after eleven months from the date of its execution except where the stock is pledged as a security for a debt to the person holding the proxy. In deciding all questions at meetings of shareholders, each shareholder shall be entitled to one vote for each share held, and in case of election of directors, each shareholder shall have the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall think fit. No shareholder whose liability to any subsidiary of the Corporation is past due and unpaid shall be allowed to vote at any meeting of the shareholders.

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     Section 2.     SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, or a Vice President, or by the Board of Directors or by one or more of the shareholders holding an aggregate of not less than one-fifth of the stock outstanding.

     Section 3. NOTICES. A written or printed notice stating the place, day and hour of the annual and of all special meetings shall be mailed by the Secretary of the Board or a designated officer at least ten days before such meeting to each shareholder at his or her last known Post Office address as the same appears upon the books of the Corporation and in case of special meetings the notice shall state the purpose for which the meeting is called.

     Section 4. ORGANIZATION. The President shall act as Chairman and a duly appointed person as Secretary of all meetings of the shareholders. In the absence of the President, a Vice President shall act as Chairman and in the absence of the duly appointed Secretary, a Vice President or any director designated by the Board shall act as secretary.

     Section 5. LIST OF SHAREHOLDERS. The duly appointed Secretary shall present to the meeting a complete alphabetical list of the shareholders entitled to vote with the number of shares held by each, and the President and Secretary, or a designated officer, shall cause to be kept at all times an accurate list of the full names and residences of all shareholders.

     Section 6. JUDGES OF ELECTION. The Board of Directors shall prior to the annual meeting appoint three shareholders as judges of election. The judges shall count the ballots and certify in writing to the Secretary or any designated officer the result thereof. The judges of election shall pass on the validity of all proxies. No officer or employee of the bank shall act as proxy.

     Section 7. QUORUM. A quorum at any annual or special meeting shall consist of a majority of all outstanding shares.

     Section 8. VOTING BY EXECUTORS, ETC. Each executor, administrator, conservator, guardian, receiver or trustee may vote the stock in his hands as such at all meetings.

ARTICLE IV.         BOARD OF DIRECTORS

     Section 1. NUMBER AND TERM OF OFFICE. The Board of Directors shall consist of eleven directors, to be elected annually by the shareholders at the annual meeting described in Article III Section 1, each of whom shall serve in that capacity until the subsequent annual meeting.

     Section 2. QUALIFICATIONS. No person shall be elected a director unless and until he or she has purchased and fully paid for not less than 1,000 shares of the common stock of the company.

     Section 3. PROCEDURE FOR NOMINATION. Not less than 20 days prior to the annual meeting of shareholders, the Board of Directors shall nominate a slate of candidates including one nominee for each available seat and shall notify the shareholders of the slate of nominees with the proxy material submitted prior to the annual meeting.


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               Other nominations of qualified directors may be made by an shareholders so long as they are received by the Secretary of the Corporation, in writing, on a form provided for that purpose, not less than ten days prior to the annual meeting.

     Section 4. NOTIFICATION AND OATH. The Secretary or designated officer shall notify the Directors of their election and they shall thereupon take such oath of office as is required by law.

     Section 5. REGULAR ANNUAL MEETING. The regular annual meeting of the Board of Directors shall be held immediately after the annual meeting of shareholders, at which meeting the duly appointed Secretary or designated officer shall preside until a President is elected.

     Section 6. MONTHLY MEETINGS. Regular monthly Meetings of the Board of Directors shall be held at the Corporation's office on the second Wednesday of each month at 1:30 p.m., unless some other hour be determined by the Board.

     Section 7. SPECIAL MEETING. Special meetings of the Board may be called by the President or a Vice President on twenty-four hours' notice by mail or telephone.

     Section 8. QUORUM. A majority of the directors elected shall constitute a quorum for the transaction of business.

     Section 9. VACANCIES. A vacancy in the Board may be filled by appointment by the remaining directors and any director so appointed shall hold office until the next annual meeting of the shareholders or until his successor is elected and qualified.

     Section 10. CHAIRMAN AND SECRETARY. The Chairman of the Board shall preside at all meetings and in his absence the President shall preside. To the absence of both the Chairman and the President, the duly appointed Secretary or any designated officer shall preside. In the absence of the Secretary, a Vice President or any one of the directors shall act as Secretary.

     Section 11. COMPENSATION. The compensation of the directors as such shall be fixed by resolution of the Board.

ARTICLE V.          OFFICERS

     Section 1. APPOINTMENT OF OFFICERS. The Board of Directors shall appoint a Chairman of the Board, a President, one or more Vice Presidents, one or more Assistant Vice Presidents, a Secretary and one or more Assistant Secretaries, one or more Administrative Assistants and certain other officers, the exact number to be decided upon at the time of appointment. The Board shall define their duties and shall have power to dismiss such officers or any of them at pleasure and appoint others to fill their places. All officers shall be appointed annually by the Board and shall hold office until their successors are elected and qualified.

     Section 2. DUTIES OF THE PRESIDENT. The President shall be the chief executive officer of the Corporation. He shall have the administrative control of the affairs of the Corporation under the direction of the Board, except that the general routine control and administration of the Corporation may be delegated by him to another on consent of the Board of Directors.


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     In the absence or disability of the President, a Vice President shall perform the duties appertaining to the office of President. The Vice President to so act shall be selected by the Board at the necessary time.

     Section 2a. DUTIES OF THE CHAIRMAN OF THE BOARD. He shall preside at all meetings of the Board. He shall keep himself informed of the general operation of the Corporation and shall keep the Board informed of all matters pertaining to the welfare of the Corporation.

     Section 2b. DUTIES OF THE VICE CHAIRMAN, if applicable. The Vice Chairman, if applicable, shall preside at all meetings of the Board of Directors in the absence of the Chairman, and do such things as in his judgment will promote good public relations for the bank and thereby increase the business thereof. Also, he shall do such specific things as may be assigned to him from time to time by the Board of Directors.

     Section 2c. DUTIES OF ASST. VICE PRESIDENTS. It shall be the duty of an Asst. Vice President to assist the President and Vice Presidents when called upon to do so by either of them or the Board of Directors.

     Section 3. DUTIES OF THE VICE PRESIDENT. It shall be the duty of a Vice President to assist the President when called upon to do so by either him or the Board of Directors.

     Section 4. DUTIES OF THE SECRETARY. The Secretary, under the direction of the President and the Board of Directors, shall assist in administering the affairs of the Corporation. An Assistant Secretary shall act in the absence or disability of the Secretary and shall perform such other duties as may be imposed upon him by the President, Vice President, Secretary or Board of Directors, the Assistant Secretary to so act to be selected by the Board at the necessary time.

     Section 4a. DUTIES OF THE ADMINISTRATIVE ASSISTANTS AND ANY OTHER DESIGNATED OFFICERS. It shall be the duty of an Administrative Assistant or any other designated officer to assist the President, Vice Presidents and Assistant Vice Presidents when called upon to do so by either them or the Board of Directors.

     Section 5. BONDS. All officers of the Corporation shall be bonded in such sums as may be determined from time to time by the Board and the Board shall determine whether such bonds be personal or Surety Company bonds.

     Section 6. VACANCIES. Vacancies may be filled by appointment by the Board of Directors.

     Section 7. OFFICERS. Any person, his/her heirs, executors or administrators, may be indemnified or reimbursed by the Corporation for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he/she or they shall be made a party by reason of his/her being or having been a director, officer, or employee of the Corporation or of any firm, Corporation or organization which he/she served in any such capacity at the request of the Corporation: PROVIDED HOWEVER, that no person shall be so indemnified or reimbursed in relation to any matter in such action suit or proceeding as to which he/she shall finally be adjudged to have been guilty of or liable for willful misconduct or


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criminal acts in the performance of his/her duties to the Corporation. The foregoing rights of indemnification or reimbursement shall not be exclusive of other rights to which such person, his/her heirs, executors or administrators may be entitled as a matter of law.

     The Corporation may, upon the affirmative vote of the majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph.

ARTICLE VI.         STOCK

     Section 1. ISSUE OF STOCK. The stock of this Corporation shall be divided into shares of $1.00 each. Certificates of stock shall be numbered consecutively and registered as they are issued. They shall exhibit the date of issue, par value of each share, the name of the owner and the number of shares. Certificates shall be signed by the President or in his absence or disability by a Vice President and countersigned by the Secretary or in his absence or disability by any one of the Vice Presidents and shall bear the Corporate seal.

     Section 2. TRANSFERS OF STOCK. Transfers of stock shall be registered in a stock book of the Corporation kept for that purpose by a duly appointed officer. In case of transfer the original certificate shall be returned marked cancelled and a new certificate issued. The possession of a Certificate of Stock, as between the holder and the Corporation, shall not be regarded for voting purpose, or for the receipt of dividends as vesting ownership of the same in any person other than the registered owner until transfer is duly made on the books of the Corporation or due demand for transfer has been made upon, and refused by, the officers authorized to issue Certificates of Stock. The stock transfer books may be closed for the meetings of the stockholders and for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors and during such periods, no stock shall be transferable.

     Section 3. DATES OF RECORD. Dates of Record on the shares of the Common Stock shall be June 1 and December 1.

ARTICLE VII.        AMENDMENTS

     Section 1. AMENDMENTS. These by-laws or any or either of them may be altered, amended or repealed at any regular or special meeting of the Board by the affirmative vote of at least two-thirds of the directors; provided, that if amended or repealed at a special meeting, due notice of the proposed action shall be given in the notice of the meeting.


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